                                                                   EXHIBIT 10.12

      COGNIGEN

                                                       Cognigen Networks, Inc.
                                                       7001 Seaview Avenue, N.W.
                                                       Suite #210
                                                       Seattle, Washington
                                                       98117

                   Modified Supplemental Consulting Engagement

To:         Kevin Anderson
From:       Darrell Hughes
Ref:        Consulting Support
Date:       March 04, 2003
cc:         David G. Lucas

Dear Kevin:

Based on our  conversation  of  today,  Cognigen  acknowledges  the need for and
requests   your   support   in   the   areas   of   expanded    consulting   and
technical/administrative services. The services to be performed and supported by you included but may not be specifically limited to:

1)   Dealing with spam-related issues.

2)   Participating  in website issues  relating to server  performance,  product launch, truth in advertising, spelling, grammar, etc.

3)   Dealing with web competitive/copyright infringement issues.

4)   Ameliorating server related emergencies (7x24).

5)   Advising Bill Beason on commission related issues.

6)   Answering  calls and  email  from  Cognigen  staff on  "critical"  tactical issues.

7)   Participating in company and product development, meetings/conference calls
     (InTandem, etc.)

8)   Additional activity as agreed to in advance by both parties.

For your support in these areas, Cognigen will pay you a fee of $4,000 per month covering  your time  through  December  31,  2003.  The $4,000 is an increase of
$3,000 to your current $1,000 Kevin E. Anderson consulting  agreement within the
Cantara  contract.  Additionally,  Cognigen will continue to support the expense associated with your Internet T-1 connection (approximately $700 per month).

The work you have  performed for the months of January and February 2003 will be paid at $3,000  additional  dollars per month ($6,000 total). A check for $6,000 will be cut by 3-15-03.

With the  concurrence,  this agreement  will become  effective  immediately  and continue through 12-31-2003.

By                                        Agreed to by

Darrell H. Hughes                         Kevin E. Anderson
President & CEO                           For Kevin E, Anderson Consulting, Inc.
Cognigen Networks, Inc.                   Consultant

                                                /s/ Kevin E. Anderson
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Date:                                     Date: March 4, 2003
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